UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Kerr-McGee Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

EXPLANATORY NOTE

Kerr-McGee Corporation (the “Company”) is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on March 16, 2005 in connection with the solicitation of proxies for the election of two directors to the Company’s Board of Directors at the Company’s 2005 Annual Meeting of Stockholders.

Employee meeting set for Thursday

All employees are invited to a meeting at 10:30 a.m. Thursday, March 17, in Kerr Auditorium.  Kenneth Crouch, executive vice president; Greg Pilcher, senior vice president, general counsel and corporate secretary; Bob Wohleber, senior vice president and chief financial officer; and Tom Adams, vice president of Chemical; will discuss the announcements that followed the March 8 board meeting.

___________________________________________________

Corporate Communications

IMPORTANT INFORMATION

Kerr-McGee filed an amended preliminary proxy statement with the U.S. Securities and Exchange Commission on March 11, 2005 relating to Kerr-McGee’s solicitation of proxies from the stockholders of Kerr-McGee with respect to the Kerr-McGee 2005 annual meeting of stockholders. Kerr-McGee and its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of proxies for the 2005 annual meeting. The amended preliminary proxy statement contains detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Kerr-McGee’s stockholders. Kerr-McGee will also be filing a definitive proxy statement and other relevant documents. KERR-MCGEE ADVISES SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Kerr-McGee’s proxy statement and other relevant documents may be obtained without charge from the SEC’s website at www.sec.gov and from Kerr-McGee at www.kerr-mcgee.com. You may also obtain a free copy of Kerr-McGee’s definitive proxy statement, when it becomes available, by contacting Georgeson Shareholder Communications Inc. toll free at 877-278-6310. This presentation contains expressions of opinion and belief.  Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of Kerr-McGee Corporation.